Exhibit 99.1

Assurant Announces Closing of Public Offering of Senior Notes

ATLANTA, February 28, 2023 - Assurant, Inc. (NYSE: AIZ) (“Assurant”), a leading global business services company that supports, protects and connects major consumer purchases, today announced the closing of a public offering of $175.0 million aggregate principal amount of its 6.100% Senior Notes due 2026 (the “Notes”).

The net proceeds from the sale of the Notes will be approximately $173.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Assurant. Assurant intends to use the net proceeds from the offering (and available cash on hand) to redeem $175.0 million of the $225.0 million outstanding aggregate principal amount of its 4.200% Senior Notes due 2023 (the “2023 Notes”) and to pay related premiums, fees and expenses. This press release does not constitute a notice of redemption with respect to the 2023 Notes.

The offering of the Notes was registered under the Securities Act of 1933, as amended. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as joint book-running managers for the offering.

An effective shelf registration statement, under which the Notes were issued, was filed previously with the U.S. Securities and Exchange Commission. The offering and sale of the Notes was made only by means of a prospectus and an accompanying prospectus supplement related to the offering. You can get copies of these documents for free by visiting EDGAR at the SEC website at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone: 1-866-803-9204; and Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or by email: wfscustomerservice@wellsfargo.com or by telephone: 1-800-645-3751.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Assurant

Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com or on Twitter @Assurant.

Cautionary Statement

Some of the statements in this press release may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K.

Media Contact:

Linda Recupero

Senior Vice President, Global Enterprise Communications

Phone: 201.519.9773

linda.recupero@assurant.com

Stacie Sherer

Vice President, Corporate Communications

Phone: 917.420.0980

stacie.sherer@assurant.com

Investor Relations Contacts:

Suzanne Shepherd

Senior Vice President, Investor Relations and Sustainability

Phone: 201.788.4324

suzanne.shepherd@assurant.com

Sean Moshier

Vice President, Investor Relations

Phone: 914.204.2253

sean.moshier@assurant.com